SECOND AMENDMENT TO
                       AMENDED AND RESTATED LOAN AGREEMENT

     THIS IS A SECOND AMENDMENT dated as of May 23, 1996, ("Second Amendment") to the Amended and Restated Loan Agreement dated as of October 2, 1995, and subsequently amended by a letter agreement dated December 11, 1995 (as amended, modified and/or extended, the "Loan Agreement") between MERIDIAN BANK, a Pennsylvania banking corporation (the "Bank"), and BLONDER TONGUE LABORATORIES, INC., a Delaware corporation (the "Borrower").

                                   BACKGROUND

     A. Pursuant to the Loan Agreement the Bank has made available to the Borrower a line of credit in the maximum principal amount of Fifteen Million Dollars ($15,000,000) (the "Line of Credit").

     B. The parties hereto now desire to amend the Loan Agreement to provide for a real estate loan in the principal amount of $2,800,000 for the purpose of refinancing certain real property owned by the Borrower.

     Accordingly, the Bank and the Borrower, intending to be legally bound, hereby agree as follows:

     1.   Effect of Prior Amendments.

          This Second Amendment is intended to amend the Loan Agreement, as it has been in effect to the date hereof and as it shall be amended on and after the date hereof. Except as modified hereby, all capitalized terms used herein which are defined in the Loan Agreement shall have the same meanings herein as in the Loan Agreement unless herein provided to the contrary.

     2.   Amendments.

          (a) New Definitions. The following new definitions are hereby added to Article I of the Loan Agreement to read as follows:

               "First Amendment" shall mean that certain letter agreement between the Bank and the Borrower dated December 11, 1995.

               "Mortgage" shall mean a mortgage, dated the Second Amendment Closing Date, in form and substance satisfactory to the Bank, by which the Borrower shall grant to the Bank a mortgage lien on real property located at One Jake Brown Road, Old Bridge, New Jersey, together with all amendments, modifications, exhibits and schedules thereto as may be in effect from time to time.


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               "Second Amendment" shall mean the Second Amendment to the Amended and Restated Loan Agreement dated the Second Amendment Closing Date.

               "Second Amendment Closing Date" shall mean the date of the Second Amendment.

               "Second Amendment Loan Documents" shall mean the Second Amendment, the Real Estate Loan Note, the Reaffirmations, the Mortgage and all replacements, amendments, extensions and renewals of any of the foregoing.

               "Reaffirmation of Blonder Security Agreement" shall mean that certain reaffirmation by the Borrower of the Blonder Security Agreement, dated the Second Amendment Closing Date.

               "Reaffirmation of Patent Assignment" shall mean that certain reaffirmation by the Borrower of the Patent Assignment, dated the Second Amendment Closing Date.

               "Reaffirmation of Trademark Assignment" shall mean that certain reaffirmation by the Borrower of the Trademark Assignment dated the Second Amendment Closing Date.

               "Real Estate Loan" shall mean the loan made by the Bank to the Borrower pursuant to Section 2.7 of the Loan Agreement.

               "Real Estate Loan Note" shall have the meaning set forth in
Section 2.7(c) of the Loan Agreement, together with all replacements, amendments and renewals thereof.

          (b)  Amended Definitions. The following definitions set forth in
Article I of the Loan Agreement are hereby amended and restated in their entirety as follows:

               "Loan Documents" shall mean this Agreement, the Security Agreements, the Mortgage, the Notes, the Guaranty Agreements, the Patent Assignment, the Trademark Assignment, the Life Insurance Assignments, the First Amendment, the Second Amendment Loan Documents and all agreements, amendments, certificates, financing statements, schedules, reports, notices, and exhibits now or hereafter executed or delivered in connection with any of the foregoing, as may be in effect from time to time.

               "Loans" shall mean the Line of Credit Loans and the Real Estate Loan.


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               "Notes" shall mean the Line of Credit Note, and the Real Estate
Loan Note and all replacements, amendments, extensions and renewals thereof.

               "Reaffirmations" shall mean the Reaffirmation of Patent Assignment, the Reaffirmation of Trademark Assignment and the Reaffirmation of Blonder Security Agreement.

          (c)  Deleted Definitions. The following definitions set forth in
Article I of the Loan Agreement are hereby deleted in their entirety: Leasehold Mortgage, International Guaranty, International Security Agreement, Reaffirmation and Amendment of International Guaranty, Reaffirmation and Amendment of International Security Agreement, Limited Guaranty, Pledge Agreement.

          (d) Section 2.5 of the Loan Agreement is hereby amended by changing the word "Loans" on the second line of such Section to "Line of Credit Loans."

          (e) Section 2.2 of the Loan Agreement is hereby deleted in its entirety.

          (f) Article II of the Loan Agreement is hereby amended by adding the new Sections 2.7 and 2.8 which shall read in their entirety as follows:

               2.7  Real Estate Loan.

                    (a) Generally. The Bank shall make available to the Borrower on the Second Amendment Closing Date a term loan ("Real Estate Loan") of $2,800,000, the proceeds of which shall be used refinance certain land and the buildings and other improvements thereon owned by the Borrower and located at One Jake Brown Road, Old Bridge, New Jersey (the "Property"). The Borrower shall repay the outstanding principal of the Real Estate Loan in one hundred nineteen
                    (119) equal, consecutive, monthly installments in the amount of $15,555.56 on the first day of each month beginning June 1, 1996, and a final installment, consisting of the entire remaining principal balance of the Real Estate Loan, together with all accrued interest thereon due and payable May 1, 2006.


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                    (b) Interest. Interest shall accrue on the outstanding
                    principal of the Real Estate Loan at an annual rate equal to seven and one quarter of one percent (7.25%) for the period commencing on the Second Amendment Closing Date and ending on June 1, 1999. Thereafter, interest shall accrue at an annual rate equal at all times to the National Commercial Rate, which rate shall change simultaneously and automatically upon each change in the Bank's National Commercial Rate, or another fixed rate agreed upon between the Bank and the Borrower. Interest shall be payable monthly on the first day of each month beginning June 1, 1996.

                    (c) Real Estate Loan Note. The obligations of the Borrower to repay the aggregate outstanding principal under the Real Estate Loan and to pay accrued interest thereon shall be evidenced by a promissory note, in form and substance satisfactory to the Bank, to be executed and delivered to the Bank on the Second Amendment Closing Date (the "Real Estate Loan Note").

                    (d) Commitment Fee. In addition to the interest payable by the Borrower to the Bank in respect of the Real Estate Loan, the Borrower shall pay to the Bank on or prior to the Second Amendment closing Date, a commitment fee of $7,000.00. The Borrower hereby irrevocably authorizes the Bank to charge any account maintained by the Borrower at the Bank for the payment of such fee.

               2.8 Prepayment and Repayment. The Borrower shall pay a prepayment premium with respect to the Real Estate Loan bearing interest at a fixed rate equal to the difference between (x) the aggregate amount of interest which would otherwise have been payable on such prepaid amount from the date of prepayment to the date when such prepaid amount was due (but in no event beyond the date on which interest on the Real Estate Loan converts from a fixed rate to a floating rate as prescribed in Section 2.7(b) above), unless the parties have agreed to a new fixed rate of interest to be applicable after such date and (y) the aggregate amount of interest which the Bank would earn if


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               such prepaid amount were invested at the Treasury Rate Security
               Yield from the date of prepayment to the date when such prepaid amount was due (but in no event beyond the date on which interest on the Real Estate Loan converts from a fixed rate to a floating rate as prescribed in Section 2.7(b) above), unless the parties have agreed to a new fixed rate of interest to be applicable after such date, which difference in interest earnings shall be discounted to present value at the Treasury Rate Security Yield. The term, "Treasury Rate Security Yield", means the bond equivalent yield to maturity available on the secondary market on a Treasury Security with a maturity as close as possible to the scheduled maturity of the prepaid amount and a coupon as close as possible to the bond equivalent yield. The Bank's determination of the amount of any prepayment premium will be conclusive and binding absent manifest error, however, the Bank will permit the Borrower to rebut such amounts if they do so in writing, with appropriate evidence thereof, within ten (10) Business Days from the date of notification by the Bank. All prepayments of outstanding principal shall be applied to installments of principal due thereunder in the inverse order of maturity.

          (f) Article VII of the Loan Agreement is hereby amended by adding the new Section 7.15 which shall read in its entirety as follows:

               "7.14 Blonder International. From and after the Second Amendment Closing Date, and until satisfaction in full of all Obligations of the Borrower to the Bank, unless the Bank shall otherwise consent in writing, the Borrower shall not transfer assets having a value in excess of $200,000 in the aggregate to Blonder International, and shall not permit Blonder International to have assets having an aggregate book value in excess of $200,000.

     3. Sale of Blonder International. Notwithstanding any other provisions of the Loan Agreement to the contrary, the Bank hereby consents to the sale of all or substantially all of the assets or stock of Blonder International.


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     4.   Representations and Warranties.

          The Borrower hereby represents and warrants to the Bank that:

          (a) It has the power and authority to execute, deliver and perform the Second Amendment Loan Documents and all other documents referenced or delivered in connection therewith, it has taken all necessary corporate action to authorize the execution, delivery and performance of the Second Amendment Loan Documents, and the Second Amendment Loan Documents constitute the legal, valid and binding obligations of the Borrower, enforceable in accordance with their respective terms;

          (b) No default or Event of Default has occurred, and no event has occurred which, with the passage of time, the giving of notice or both would result in a default or an Event of Default under the Loan Agreement, or any other documents executed in connection therewith except such as has been waived in writing by the Bank;

          (c) Since the date of execution and delivery of the Loan Agreement, except to the extent previously disclosed by the Borrower to the Bank in writing, there has not been any material adverse change in the business, operations, properties or financial position of the Borrower;

          (d) All of the representations and warranties made by the Borrower in the Loan Agreement, and any other documents executed in connection therewith are true and correct as of the date of this Second Amendment as if such representations and warranties had been made on the date hereof.

     5.   Conditions Precedent.

          In order to induce the Bank to enter into this Second Amendment, the Borrower shall first satisfy the following conditions precedent:

          (a) The Borrower shall have executed and delivered to the Bank the Second Amendment and all such other documents and instruments as the Bank may reasonably request;

          (b) The Borrower shall have executed and delivered to the Bank the Mortgage, in form suitable for recording;

          (c) The Borrower shall have executed and delivered to the Bank the Real Estate Loan Note;


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

          (d) Each of the Reaffirmations shall have been duly executed by the parties thereto and delivered to the Bank;

          (e) The Borrower shall furnish to the Bank copies of resolutions of its Board of Directors, which shall be certified as of the date hereof as being true, correct and complete, authorizing the Borrower's execution and delivery of the Second Amendment Loan Documents, its performance of the transactions contemplated thereby, and the taking of all such other and further actions by the Borrower in connection herewith and therewith as may be necessary or proper;

          (f) The Borrower shall have furnished to the Bank a certificate, dated as of the date hereof, as to the incumbency and signatures of the officer(s) signing the Second Amendment Loan Documents and each other document to be executed and delivered pursuant hereto;

          (g) The Borrower shall have furnished to the Bank a certificate, dated as of the date hereof, certifying that the Certificate of Incorporation and the Bylaws of the Borrower have not been amended since October, 1995, except as otherwise previously disclosed in writing to the Bank;

          (h) The Borrower shall deliver a certificate of authority or good standing for the Borrower issued by the secretary of state of the State of Delaware and the State of New Jersey;

          (i)  The Borrower shall pay to the Bank the commitment fee of $7,000;

          (j) An opinion from Borrower's counsel in form and substance satisfactory to the Bank and its counsel;

          (k) A commitment for a policy of title insurance issued by a title company satisfactory to the Bank insuring the Mortgage as a valid mortgage lien, subject only to such exceptions approved by the Bank shall be delivered to the Bank.

     6.   Payment of Expenses.

          The Borrower shall pay or reimburse the Bank promptly for all reasonable counsel fees, costs and other expenses incurred by the Bank in connection with the preparation and execution of the Second Amendment Loan Documents and all documents and instruments executed in connection herewith.


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     7.   Ratification and Confirmation.

          Except as amended hereby or unless no longer applicable by their terms, all of the terms and provisions of the Loan Agreement continue unchanged, shall remain in full force and effect and are hereby ratified and confirmed. To the extent that any term or provision of this Second Amendment is or may be deemed expressly inconsistent with any term or provision in the Loan Agreement, the terms and provisions hereof shall control.

     8.   Miscellaneous.

          (a) All references to the "Agreement" or the "Loan Agreement" in the Loan Documents shall be deemed to refer to the Loan Agreement as the same has been amended through the date hereof, and as the same may be amended in the future.

          (b) This Second Amendment may be executed in two or more counterparts and by the Bank and the Borrower on separate counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same Second Amendment.


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     IN WITNESS WHEREOF, the Bank and the Borrower have caused this Second
Amendment to be executed by the duly authorized officers on the date first above written.

                                         MERIDIAN BANK


                                         By:____________________________
                                         Title:_________________________


Attest:                                  BLONDER TONGUE LABORATORIES,
                                         INC.


By:____________________________          By:____________________________
Title:                                       James A. Luksch, President


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STATE OF    :
            :  SS
COUNTY OF   :

     I CERTIFY that on May __, 1996, James A. Luksch, the President of BLONDER TONGUE LABORATORIES, INC., a Delaware corporation, personally appeared before me, who I am satisfied to be the person who signed the foregoing instrument, and acknowledged that he was authorized to execute the same as the act of said corporation.

                                        ______________________________

                                        Name:_________________________

                                        Title:________________________


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